                          SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to
                             Section 14(a) of the
                       Securities Exchange Act of 1934
                            (Amendment No.      )
                                           -----

  Filed by Registrant     [    ]
  Filed by a Party other than Registrant     [  X  ]
  Check the appropriate box:
       [ X ]  Preliminary Proxy Statement
       [   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [   ]  Definitive Proxy Statement
       [   ]  Definitive Additional Materials
       [   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12


                                RENTECH, INC.
               (Name of Registrant as Specified In Its Charter)

                     LOREN L. MALL, BREGA & WINTERS P.C.
     (Name of Person(s) Filing Proxy Statement if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):
       [ X ]  No fee required.
       [   ]  Fee computed on table below per Exchange Act Rules
              14a-6(i)(4) and 0-11.
                1) Title of each class of securities to which transaction applies.

               2) Aggregate number of securities to which transaction applies.

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4)  Proposed maximum aggregate value of transaction:

               5)  Total fee paid:

       [   ]  Fee paid previously with preliminary materials.

       [   ]  Check box if any part of the fee is offset as provided by
  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:

               2)  Form, Schedule or Registration Statement No.:

               3)  Filing Party:

               4)  Date Filed:

                                RENTECH, INC.
                         1331 17th Street, Suite 720
                            Denver, Colorado 80202

                       -------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 16, 1999
                       -------------------------------


       The annual meeting of shareholders of Rentech, Inc. will be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on June 16, 1999 at 9:00 a.m. (local time) for the following purposes:

       1.  To elect two directors for terms of three years each;

       2. To consider and vote upon a proposal to authorize the board of directors of Rentech, Inc. for one year from the date of the annual meeting, to effect, in its discretion, a reverse split of the outstanding shares of the Company's common stock on the basis of one share for each five shares outstanding at the time of the reverse stock split.

       3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

       Accompanying this notice is a form of proxy, a proxy statement, and a copy of Rentech's 1998 annual report to shareholders. The 1998 annual report to shareholders is not a part of the proxy soliciting material.

       Only holders of record of the common stock of Rentech at the close of business on April 30, 1999 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

                               By Order of the board of directors


                               Ronald C. Butz
                               Secretary

  Dated: May 6, 1999

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN VOTE BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE RETURN ENVELOPE. POSTAGE IS PREPAID. RETURNING THE PROXY CARD WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                RENTECH, INC.
                         1331 17th Street, Suite 720
                           Denver, Colorado 80202
                               (303) 298-8008

                      -------------------------------

                               PROXY STATEMENT

                      --------------------------------




                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 1999


       This proxy statement is furnished to shareholders in connection with solicitation by the board of directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on June 16, 1999 at 9:00 a.m., local time, and at any adjournments or postponements of the meeting.

       Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about May 10, 1999. All expenses of soliciting proxies will be borne by Rentech. The solicitation will initially be made by mail. Directors, officers and employees of Rentech not specifically employed for that purpose may later solicit proxies without additional or special compensation. They may use mail, telephone, facsimile transmission, telegraph or personal interviews for these communications. Rentech will also supply brokerage houses, custodians, and other fiduciaries holding stock in their names for beneficial owners, with the number of proxy materials they may require for mailing to beneficial owners. Rentech will reimburse the fiduciaries for their reasonable expenses incurred in distributing proxy materials.


                      VOTING SECURITIES AND VOTING RIGHTS

       Only shareholders of record at the close of business on April 30, 1999 are entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On that date Rentech had outstanding 44,131,674 shares of common stock. Each share of common stock outstanding on that date entitles the holder to one vote on each matter to come before the meeting.

       A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting.

       If a quorum is present at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors. The Reverse Stock Split Proposal and any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. Abstentions from votes and "broker non-votes" (shares held by brokers or nominees which are voted on at least one matter but which are not voted on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner of such shares) will be counted as present for purposes of determining whether a quorum is present at the annual meeting. Abstentions will be treated as present and entitled to vote at the meeting. Accordingly, abstentions (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as a vote against all other matters presented to shareholders at the annual meeting. Broker non-votes on a matter will not be considered present and entitled to vote on that matter and, accordingly, (i) will have no effect on the outcome of a matter requiring the approval of the holders of a plurality or majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting, and (ii) will have the same effect as a vote against a matter requiring the approval of a majority of all shares outstanding and entitled to vote at the annual meeting.

       Without affecting any vote previously taken, any shareholder may revoke a proxy at any time before it is voted, either by delivering to the Secretary of Rentech a written notice of revocation or a properly signed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

       All properly executed proxy cards returned pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the nominees to the board of directors, (ii) FOR the proposal to implement a reverse split of Rentech's common stock in the event that the board of directors determines that a reverse split is necessary or advisable at any time within one year from the date of the annual meeting, and (iii) in accordance with the directors' recommendations on any other matters that may come before the meeting.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

      Rentech's board of directors currently consists of six members. The board is divided into three classes of two directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

       John P. Diesel and Dennis L. Yakobson have been nominated for reelection as Class II directors for a term of three years each. All other members of the board of directors will continue in office until the expiration of their respective terms at the 2000 or 2001 annual meeting of shareholders.

       The two nominees are presently members of the board of directors. Directors will be elected by the affirmative vote of a plurality of the votes cast by the holders of shares of common stock present, in person or by proxy, and entitled to vote at the annual meeting. If the accompanying proxy card is properly signed and returned to Rentech at or prior to the annual meeting, it will be voted for the election of the nominees, unless contrary instructions are specified. Although the board of directors has no reason to believe that either of the nominees will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the board of directors, for such other nominee or nominees as the board of directors may designate. The board of directors recommends a vote FOR the two nominees.

            1999 Nominees for Election to the Board of Directors:

       Dennis L. Yakobson, President, Chief Executive Officer, Director and Chairman of the Board--

       Mr. Yakobson, age 62, has served as a director of Rentech and chairman of the board since 1983. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. From 1969 to 1971 he was employed by Martin Marietta Corporation, Denver, Colorado (now Lockheed Martin Corporation) in a similar position. From 1971 through 1975 was employed by Martin Marietta as marketing engineer in space systems. In 1975 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. In 1976, he was employed by Power Resources Corporation, Denver, Colorado, a mineral exploration company, as vice president-land, secretary, treasurer, and a director. In 1979, he became a director and the secretary of Nova Petroleum Corporation, also in Denver, Colorado, and in 1981 became its vice president of administration and finance. He resigned from Nova in November of 1983 to become a director and assume the presidency of Rentech.


       John P. Diesel, Director--

       Mr. Diesel, age 72, has served as a director of Rentech since 1998. He received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of Planning, and held a series of manufacturing officer positions, including group vice president. In 1972 he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco.
  There for 5 years he was responsible for, among other projects, the design and construction of the nuclear powered aircraft carriers Nimitz class and Los Angeles class submarines. In 1977 he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for its automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corp., Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group. He continues to serve on the Board of Telepad Corporation.


       Continuing Class I Directors (With Terms Expiring in 2001):

       Ronald C. Butz, Vice President, Chief Operating Officer, Secretary and Director--

       Mr. Butz, age 61, has served as a director of Rentech since 1984.
  He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. In 1982, Mr. Butz became a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. He resigned these offices in December 1983. In 1984, Mr. Butz became president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. In October 1989, Mr. Butz was appointed vice president of Rentech, in June 1990 he was appointed secretary, and in May 1998 he was appointed chief operating officer.


       Douglas L. Sheeran, Director--

       Mr. Sheeran, age 61, has served as a director of Rentech since 1998. He received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company, 1960-1962, Kraft Foods from 1962-1965, Electronic Associates Inc. from 1965-1968, and Celanese Corporation from 1968-1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate staff. From 1973 until 1986 Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He resigned in 1986 and founded FCI Inc., a human resource consulting firm specializing in executive staffing, merger planning and organizational effectiveness. FCI's client base includes Fortune 500 and start-up firms in technology, pharmaceutical, automotive and consumer durable industries. Mr. Sheeran is president of FCI, Inc.


       Continuing Class III Directors (with terms expiring in 2000):

       Erich W. Tiepel, Director--

       Dr. Tiepel, age 55, has served as a director of Rentech since 1983. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971. Dr. Tiepel has twenty-three years of experience in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies Group, Inc. ("RTG"), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been president of RTG since its inception. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida.

       John J. Ball, Director--

       Mr. Ball, age 56, has served as a director of Rentech since 1998.
  He received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was called to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. After his call to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He then formed Broadhurst & Ball, Mississauga, as a partner from 1975 to 1984 and subsequently formed Keyser Mason Ball, Mississauga, as a senior partner from 1984 to present. He is presently a director of The Mississauga Hospital Chair of the Bio-Ethics Committee and is a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University and is a past Chair of the Vanier Corp., the Canadian National University Football Championship.


                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

       The executive officers and other key employees of Rentech and its subsidiary are as follows:

  Dennis L. Yakobson, President and Chief Executive Officer. (See Election of Directors).

  Ronald C. Butz, Vice President-Legal, Secretary and Chief Operating Officer. (See Election of Directors).

  Charles B. Benham, Vice President-Research and Development--

       Dr. Benham, age 62, was a founder of Rentech and has been an officer of Rentech since its inception in 1981. He served as president until 1983 and as a director from inception until 1996. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. degree in 1970, both from the University of California at Los Angeles. He worked at the Naval Weapons Center, China Lake, California, from 1958 through 1977 performing research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. From 1977 to 1981, he worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. Dr. Benham has published several articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. Dr. Benham devotes his full time to the business of Rentech.

  Mark S. Bohn, Vice President-Engineering--

       Dr. Bohn, age 48, a founder of Rentech, served as a director from its organization in 1981 to June 1998. Since November 9, 1998 he has been employed by Rentech as Vice President-Engineering. He received a Bachelors degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan. From 1978 to November, 1998 he was employed by Midwest Research Institute at the Solar Energy Research Institute (now National Renewable Energy Laboratory) in Golden, Colorado. Dr. Bohn is a registered Professional Engineer in Colorado and a Member of the American Society of Mechanical Engineers and the American Institute of Chemical Engineers. He has published numerous articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, solar thermal energy, and co-authored the textbook Principles of Heat Transfer, (Brooks Cole Publishing).

  Frank L. Livingston, Vice President and General Manager, Okon, Inc.--

       Mr. Frank L. Livingston, age 56, has served as Vice President and general manager of Okon, Inc, a wholly-owned subsidiary of Rentech, since Rentech acquired Okon in March 1997. Mr. Livingston joined Okon in 1975 as sales manager and was promoted to Vice President of Sales in 1984. Mr. Livingston also became a 24% owner of Okon at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development for Okon. Mr. Livingston also served on Okon's board of directors. With the sale of Okon to Rentech in 1997, Mr. Livingston continues to serve on its board of directors. He received a Bachelor of Science Degree in Chemistry from Colorado State University in 1965. He was employed by Mallinckrodt Chemical Co. from 1965 to 1971. While with it, he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production.

  James P. Samuels, Vice President-Finance, Treasurer, and Chief Financial Officer--

       Mr. James P. Samuels, age 52, has served as Vice President-Finance, Treasurer and Chief Financial Officer of Rentech since May 1, 1996. He has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. He received a Bachelor's degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts, in 1972. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984. From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, he served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served as president of a subsidiary of Top Source, Inc. during 1994 and 1995. From 1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, he was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany.

       There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following tables set forth certain information as of the record date by (i) all persons who own of record or are known to Rentech to beneficially own more than 5% of the issued and outstanding shares of common stock, and (ii) by each director, each director nominee, each of the executive officers named in the tables under "Executive Compensation" and by all executive officers and directors as a group:

                                                                                          Percent
                                                                                          of Class
                                                           Amount and Nature              Based on
                                 Positions and             of Beneficial Common           Beneficial
Name and Address                 Offices Held              Stock Ownership(1)             Ownership
----------------                 -------------             --------------------           ----------
John J. Ball                     Director                  0 of record                     *
201 City Centre Dr., Suite 701                             (10,000 indirectly)(1)
Mississauga, Ontario L5B 2T4

Charles B. Benham                Vice President-           275,440 of record               1.7%
12401 E. 37th Avenue             Research and              (490,880 indirectly)(1)
Denver, CO 80239                 Development

Mark S. Bohn                     Vice President-           443,431 of record               1.7%
12401 E. 37th Avenue             Engineering               (292,092 indirectly)(1)
Denver, CO 80239

Ronald C. Butz                   Vice President, Chief     216,151 of record(2)            1.5%
1331 17th Street, Suite 720      Operating Officer,        (430,880) indirectly)(1)
Denver, CO 80202                 Secretary, Director

John P. Diesel                   Director                  0 of record                     *
1224 U.S. Highway #1, Suite D                              (10,000 indirectly)(1)
North Palm Beach, FL 33408

Frank L. Livingston              Vice President and        40,000 of record                *
6000 13th Avenue                 Manager, Okon, Inc.       (66,000 indirectly)(1)
Lakewood, CO 80214

James P. Samuels                 Vice President-Finance,    100,000 of record              1.6%
1331 17th Street, Suite 720      Chief Financial Officer    (599,500 indirectly)(1)
Denver, CO 80202

Douglas L. Sheeran               Director                   0 of record                    *
621 Shrewsbury Avenue                                       (10,000 indirectly)(1)
Shrewsbury, NJ 07702

Erich W. Tiepel                  Director                   123,277 of record              *
1331 17th Street, Suite 720                                 (272,448 indirectly)(1)
Denver, CO 80202

Dennis L. Yakobson               President, Chief           350,354 of record              1.9%
1331 17th Street, Suite 720      Executive Officer,         (502,400 indirectly)(1)
Denver, CO 80202                 Director, Chairman

All Directors and Executive      Officers and Directors      1,548,653 of record            9.6%
Officers as a Group                                         (2,684,200                    (3.5% of record)
(10 persons)                                                indirectly) (1)(2)

---------------
*    Less than 1%
(1)  Includes shares of common stock underlying presently exercisable stock options.
(2)  Does not include 257,432 shares of common stock held of record by Mr. Butz's spouse as to which shares he disclaims
        beneficial ownership and investment and voting power.

                            EXECUTIVE COMPENSATION

  Employment Contracts

       Rentech employs Messrs. Yakobson, Benham and Butz, pursuant to employment contracts which extend through March 31, 2002. Mr. Samuels is employed pursuant to an employment contract that extends to January 1, 2002. Mr. Livingston is employed according to a contract that extends to March 14, 2000. The contracts provide for annual cost of living adjustments. Dr. Bohn is employed according to a separate arrangement that extends to November 9, 2000.

       The contracts provide that the individuals will serve in their present capacities as officers, together with such duties, responsibilities and powers as the board of directors may reasonably specify. If Rentech terminates employment early without cause, the contracts provide for continuation of salary for the remainder of the term or one year, whichever is more, as severance pay. The contracts impose obligations of confidentiality as well as covenants not to compete with Rentech for three years following termination of employment for any reason whatsoever.


  Cash Compensation

       The following table shows all cash compensation paid or to be paid by Rentech or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the chief executive officer and the four other highest paid executive officers of Rentech as of the end of Rentech's last fiscal year whose salary and bonus for such period in all capacities in which the executive officer served exceeded $100,000.

                                                Summary Compensation Table

                                                                        Long Term Compensation
                                  Annual Compensation                 Awards            Payouts
                             ---------------------------------   -------------------   -------
(a)                   (b)    (c)             (d)     (e)         (f)         (g)       (h)        (i)
                                                     Other       Restricted                        All
Name and                                             Annual      Stock                  LTIP       Other
Principal                                    Bonus   Compen-     Award(2)    Options/   Payouts    Compen-
Position              Year   Salary($)       ($)     sation($)   ($)         SARs (#)   ($)        sation($)
---------             ----   ---------       -----   --------    ----------  --------   -------    ---------
Dennis L. Yakobson    1998   $132,090        ---     ---         ---          20,000    ---        ---
  Chief Executive     1997    112,184        ---     ---         ---         462,400    ---        ---
    Officer           1996     60,937(1)     ---     ---         ---         ---        ---        ---

Ronald C. Butz, Chief 1998   $128,058        ---     ---         ---          20,000    ---        ---
  Operating Officer   1997    108,296        ---     ---         ---         450,880    ---        ---
                      1996     58,825(1)     ---     ---         ---         ---        ---        ---

Charles B. Benham     1998   $128,058        ---     ---         ---          20,000    ---        ---
  Vice President-     1997    108,296        ---     ---         ---         450,880    ---        ---
  Research &          1996     58,825(1)     ---     ---         ---         ---        ---        ---
  Development

James P. Samuels      1998   $128,058        ---     ---         ---          20,000    ---        ---
  Chief Financial     1997     94,731        ---     ---         ---         579,500    ---        ---
  Officer             1996     24,500(1)     ---     ---         ---         ---        ---        ---

--------------

(1)  For 1996, the period consisted of the nine months ended September 30, 1996.

  Option/SAR Exercises and Holdings

       The following table sets forth information with respect to the named executives, concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year:

                                      Aggregated Options/SAR Exercises
                            in Last Fiscal Year and FY-End Option/SAR Values:

(a)                       (b)              (c)          (d)                          (e)
                                                         Number of Securities         Value of
                          Shares                         Underlying Unexercised       Unexercised In-the-Money
                          Acquired         Value         Options/SARs at FY-End (#)   Options/SARs at FY End($)
Name                      on Exercise(#)   Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
-------------------       --------------   -----------   -------------------------    -------------------------

Dennis L. Yakobson        ---               ---          502,400(1)                   $344,979
Ronald C. Butz            60,000           $78,735       430,880(1)                    294,747
Charles C. Benham         ---               ---          490,880(1)                    335,982
James P. Samuels          ---               ---          599,500(1)                    422,622
---------------
(1)  Exercisable.

  Option/SAR Repricings

       There have been no adjustments or amendments to the exercise price of stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants or any other means during the last fiscal year.


                                          Option/SAR Grants in Last Fiscal Year*
                                             Individual Grants
(a)                   (b)            (c)            (d)                   (e)
                      Number of      % of Total                Market
                      Securities     Options/SARs   Exercise   Price on
                      Underlying     Granted to     or Base    Date of    Expi-
                      Options/SARs   Employees in   Price      Grant      ration
Name                  Granted(#)     Fiscal Year    ($/Sh)     ($/Sh)*    Date
------------------    ------------   ------------   --------   --------   -----
Dennis L. Yakobson     20,000           6.64%        .82        .82       01/26/03

Ronald C. Butz         20,000           6.64%        .82        .82       01/26/03

Charles B. Benham      20,000           6.64%        .82        .82       01/26/03

James P. Samuels       20,000           6.64%        .82        .82       01/26/03
---------------
*     The market price is determined by averaging the closing bid and ask price on the date of grant.

  Profit Sharing Plan

       Rentech has adopted a profit-sharing plan for the benefit of all employees. The plan will be administered by a committee appointed by the board of directors. Awards by the committee to its members will be subject to approval by the disinterested members of the board of directors. Awards are discretionary and shall not aggregate an amount in excess of five percent of audited pre-tax earnings before depreciation, amortization and extraordinary income for the preceding fiscal year. Bonuses are payable only if such pre-tax earnings exceed $500,000 for the year.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On August 15, 1997, James P. Samuels was one of four individuals who loaned Rentech $390,000 to pay all remaining obligations on its preferred stock. Mr. Samuels' loan was $90,000. It was evidenced by a promissory note paid in full on January 29, 1998. The note bore interest at 20% per annum. Additionally, options to purchase 55,000 shares of common stock at the then-market price of $.25 per share were granted for each $100,000 of the loan. The options expire August 14, 1999.

       There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected.

       Rentech has adopted a salary reduction simplified employee pension plan but presently has no other pension, retirement or similar plans. Rentech has profit-sharing and stock option plans. It provides a medical insurance plan and life insurance coverage to officers and directors and may provide other benefits to officers and employees in the future. It may also compensate non-employee directors for attendance at board and committee meetings at a per diem rate to be determined plus reimbursement of actual expenses incurred in attending such meetings.


              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The board of directors held eight meetings during the fiscal year ended September 30, 1998. No director attended fewer than 75% of the meetings of the board of directors (held during the period for which he has been a director) and the total number of meetings of committees of the board of directors on which he served (during the period that he served).

       The board of directors has a standing audit committee and stock option committee. It has no standing nominating committee.

       The audit committee currently consists of Messrs. John J. Ball and John P. Diesel. The audit committee formally met two times during the fiscal year ended September 30, 1998, and also met informally several other times. The function of the audit committee is to review the nature and scope of the services of the independent public accountants, to confer with the independent public accountants and to review the results of their audit and Rentech's internal accounting controls, and to provide assistance to the board of directors with respect to its corporate and reporting practices.

       The stock option committee currently consists of Messrs. Erich W. Tiepel and Douglas L. Sheeran. The committee formally met two times during the fiscal year ended September 30, 1998, and also met informally several other times. The function of the committee is to make recommendations to the board of directors regarding compensation to be paid to Rentech's key employees in the form of stock options.


                              PROPOSAL NO. 2

                  APPROVAL OF POSSIBLE REVERSE STOCK SPLIT

       Rentech's board of directors has unanimously approved a proposal to authorize the board, for one year from the date of the annual meeting, to effect, in its discretion, a reverse stock split of the outstanding shares of Rentech's common stock on the basis of one share for each five shares outstanding on a record date fixed for the reverse stock split by the board (the "Reverse Stock Split Proposal"). The reverse stock split will not be effected automatically if approved by the shareholders, but rather will require board authorization. No amendment will be required or made to Rentech's Articles of Incorporation.


  Reasons for the Reverse Stock Split

       ALTHOUGH THE BOARD OF DIRECTORS IS NOT PROPOSING TO IMPLEMENT THE REVERSE STOCK SPLIT AT THIS TIME, THE BOARD OF DIRECTORS IS SEEKING SHAREHOLDER APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL IN ADVANCE OF A DECISION BY THE BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT IN ORDER TO PROMPTLY RESPOND TO DEVELOPMENTS THAT THE BOARD OF DIRECTORS DETERMINES, IN ITS DISCRETION, MAKES THE REVERSE STOCK SPLIT NECESSARY OR ADVISABLE. IF RENTECH IS ABLE TO MAINTAIN LISTING OF ITS COMMON STOCK
  ON THE SMALLCAP MARKET BY DEMONSTRATING TO NASDAQ ITS ABILITY TO SUSTAIN LONG TERM COMPLIANCE WITH NASDAQ'S LISTING REQUIREMENTS, WITHOUT THE NECESSITY OF THE REVERSE STOCK SPLIT, THE BOARD OF DIRECTORS DOES NOT EXPECT AT THIS TIME TO IMPLEMENT THE SPLIT.

       Rentech's principal business is licensing and using its gas-to-liquids technology to convert natural gas and other carbon materials into super-clean diesel fuel, naphtha, industrial waxes, and other petroleum products. The primary product of Rentech's technology is its premium diesel fuel. Principal users of its technology are refineries, owners of natural gas fields, and other energy businesses. Oil and gas companies and other energy businesses, especially oil and gas service companies, have experienced an economic downturn since 1998 due to a recent oversupply of oil. Rentech's management believes its relationships with the industry and these businesses have caused weakened market support for its stock since the latter part of 1998. During that time, the market price of Rentech's stock has fallen below $1.00.

       Rentech's common stock presently is traded on the Nasdaq SmallCap Market. One of the requirements for continued trading of securities on that market is a minimum bid price of $1.00 or more per share. If a deficiency exists for a period of 30 consecutive business days, Nasdaq is required to notify the issuer, which then has a period of 90 calendar days from such notification to achieve compliance. Compliance can be achieved by meeting the applicable standard for a minimum of ten consecutive business days during the 90-day compliance period. From November 18, 1998, to the date of this proxy statement, the bid price of Rentech's common stock has been less than $1.00 per share.

       By letter dated January 5, 1999, Nasdaq advised Rentech that it was not in compliance with the minimum bid price requirements and that Rentech had until April 5, 1999 to achieve compliance. Since Rentech did not meet those requirements, and to stay delisting of its stock from the Nasdaq SmallCap Market, Rentech requested a hearing with Nasdaq. The request had the effect of staying the delisting. By letter dated April 7, 1999, the Nasdaq Listing Qualifications Panel scheduled a hearing on Rentech's request for continued listing. The hearing is scheduled for May 20, 1999. Rentech does not know at this time whether its request will be granted. If it is not, Rentech intends to file an additional appeal.

       If required by Nasdaq, the board of directors will effect the reverse stock split, assuming the board is authorized by the shareholders to implement the split. While the impact of the reverse stock split on Rentech's stock price is unknown, management believes it would result in Rentech's common stock being eligible for trading on the Nasdaq SmallCap Market. In the event the $1.00 minimum bid price requirement cannot be achieved, the common stock probably would trade on Nasdaq's OTC Bulletin Board.

       If the reverse stock split is effected, it is possible that any increase in the market price of the common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of shares outstanding and that the liquidity of the common stock after the reverse stock split may be adversely affected due to the reduced number of shares outstanding. Also, implementing the reverse stock split will result in additional shareholders owning "odd lots" (fewer than 100 shares) as to which brokerage commissions on resale could be higher than the commissions on 100-share lots.

       The Reverse Stock Split Proposal, if approved by shareholders, will allow the board of directors to promptly implement a reverse stock split without the delay and expense of calling a special meeting of shareholders of Rentech. It would allow the board of directors to defer a decision on whether to cause a reverse stock split for as long as any extension that Nasdaq may grant for Rentech to comply with Nasdaq's listing criteria. The board of directors, in its discretion, could also elect not to implement the reverse stock split and to trade on Nasdaq's OTC Bulletin Board. The board of directors believes this flexibility is important and in the best interest of the shareholders.


  Effects of the Reverse Stock Split

       The reverse stock split will be implemented only in the event the board of directors, in its discretion, exercised at any time within one year after the date of the annual meeting, determines that the reverse stock split is necessary or desirable. The reverse stock split will become effective ten calendar days, or such longer or shorter period fixed by the board of directors, after the board fixes a date for determination of shareholders whose shares will be subject to the reverse stock splits ("Effective Date") and after the board announcement of the stock split by publication of a press release, filing of a Form 8-K with the Securities and Exchange Commission, and notification to The Nasdaq Stock Market. If the reverse stock split proposal is approved by the shareholders at the annual meeting, no further authorization or approval by the shareholders will be required in order for the board of directors to implement the reverse stock split.

       On the Effective Date, each five shares (the "Reverse Stock Split Ratio") of common stock then issued and outstanding as of the close of business on that date ("Pre-Split Common Stock") will be automatically exchanged for one share of the same class of common stock ("Post-Split Common Stock"). From and after the Effective Date, certificates representing shares of Pre-Split Common Stock will be deemed to represent the number of shares of Post-Split Common Stock, rounded up to the nearest whole share, into which the shares of Pre-Split Common Stock were converted.

       The following table summarizes the effect of the reverse stock split on Rentech's outstanding common stock:

                     Number of       Number of
                     Pre-Split       Post-Split
                     Shares          Shares
  Common Stock       44,131,674      8,826,335


       The number of Rentech's authorized shares and the par value of the common stock will not change. The number of shares of common stock issuable upon exercise or conversion of outstanding stock options, stock purchase warrants, convertible securities (including the preferred stock) and other rights to purchase shares of common stock will be reduced by the Reverse Stock Split Ratio, and the exercise or conversion price will be increased by the Reverse Stock Split Ratio. The effect is that the aggregate consideration payable upon exercise or conversion of all such securities will remain the same as before and after the reverse stock split. Upon full exercise or conversion of such securities, the holder will be entitled to purchase the same relative amount of shares of common stock before and after the reverse stock split. In addition, the number of shares of common stock authorized to be issued under Rentech's stock option plans will be reduced by the Reverse Stock Split Ratio.

       The Company's Articles of Incorporation will not be amended in connection with the reverse stock split.

       If the reverse stock split is implemented, the decrease in the number of shares of common stock outstanding and reserved for issuance upon exercise of outstanding options, warrants and convertible securities will result in an increase in the number of shares of common stock available for issuance by the board of directors. The board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted. Like the presently authorized but unissued shares of common stock, the additional shares of common stock that will become available for issuance upon the implementation of the reverse stock split will be available for issuance without further action by Rentech's shareholders, unless such action is required by applicable law or the rules of the Nasdaq Stock Market or any other stock exchange or stock market on which the common stock may be listed in the future. Holders of common stock and preferred stock have no preemptive rights to subscribe to or for any additional shares of Rentech's capital stock. Except in certain cases such as stock dividends, the issuance of additional shares of common stock would have the effect of diluting the voting power of existing shareholders of common stock.


  Exchange of Certificates

       If the reverse stock split is approved by the shareholders and implemented by the board of directors, then as soon as practicable after the Effective Date, shareholders will be given the option, but will not be required, to exchange their certificates representing shares of Pre-Split Common Stock ("Pre-Split Certificates") for certificates representing the number of whole shares of Post-Split Common Stock ("Post-Split Certificates") into which the shares of Pre-Split Common Stock have been converted as a result of the reverse stock split. After the Effective Date, each common stockholder will receive a letter of transmittal from Rentech's transfer agent, American Securities Transfer & Trust Inc., Denver, Colorado, which will act as the Exchange Agent for the exchange of stock certificates. The letter will be accompanied by materials and instructions for making the exchange. In order to receive Post-Split Certificates, shareholders must surrender their Pre-Split Certificates according to the Exchange Agent's instructions, together with properly executed and completed letters of transmittal and such evidence of ownership of such shares as Rentech or the Exchange Agent may require, plus the applicable exchange fees. Pre-Split Certificates not presented for surrender after the Effective Date will be exchanged for Post-Split Certificates the first time they are presented for transfer. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as previously described, be deemed for all corporate purposes after the Effective Date, to evidence ownership of the whole number of shares of Post-Split Common Stock into which the shares evidenced by such Pre-Split Certificate have been converted by the reverse stock split.

  DO NOT SEND ANY STOCK CERTIFICATES TO RENTECH OR TO THE EXCHANGE AGENT AT THIS TIME. NOTIFICATION OF THE DETAILED PROCEDURES FOR EFFECTING THE EXCHANGE, IF THE REVERSE STOCK SPLIT IS APPROVED AND IMPLEMENTED, WILL BE PROVIDED AT A LATER DATE.


  Rounding Up Of Fractional Shares

       If the reverse stock split is implemented, no fractional shares of common stock will be issued. Instead, all fractional shares will be rounded up to the nearest whole share. Management believes that Rentech presently has approximately 6,800 shareholders. Accordingly, fewer than 6,800 additional shares of common stock would be issued as a result of the rounding up of fractional shares. This would amount to approximately .015% of the 44,131,674 shares of common stock outstanding as of this date.


  Certain Federal Income Tax Consequences

       The following is a summary of the anticipated federal income tax consequences of the reverse stock split to common stockholders of Rentech, if the reverse stock split is implemented. This summary is based upon the Internal Revenue Code, the applicable treasury regulations promulgated under it, judicial authority, and administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time and therefore could alter or modify the following statements and conclusions. For the purposes of this discussion, we assume that the shares of common stock are held as capital assets by shareholders who are United States persons, i.e., citizens or residents of the United States or domestic corporations.
  This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of the shareholder's personal investment circumstances, shares of common stock held as security for loans or those shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals). The summary also does not discuss any consequences of the reverse stock split under any state, local, foreign, gift or estate tax laws.

       No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of Rentech as a result of the reverse stock split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO THE SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

       Rentech believes that the reverse stock split, if implemented, would be a tax-free recapitalization to Rentech and the holders of its common stock. If the reverse stock split qualifies as a recapitalization described in Section 368(A)(1)(E) of the Code, (i) no gain or loss will be recognized by Rentech in connection with the reverse stock split; and
  (ii) no gain or loss will be recognized by holders of common stock who exchange their shares of Pre-Split Common Stock for shares of Post-Split Common Stock, except that holders of common stock whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole shares will recognize gain for federal income tax purposes equal to the value of the additional fractional share. Rentech expects that rounding up of fractional shares will result in an increase of less than .015% in the total number of shares of common stock outstanding after any reverse stock split.


  Vote Required

       If a quorum is present at the annual meeting, the reverse stock split will be approved if the votes cast favoring the action exceed the votes cast opposing the action by the holders of the common stock. Properly signed proxies returned to Rentech at or prior to the annual meeting will be voted in favor of the Reverse Stock Split Proposal unless contrary instructions are specified.


  No Dissenters' Rights of Appraisal

       Under Colorado law, shareholders are not entitled to dissenters' rights of appraisal with respect to the reverse stock split proposal.


      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.


                          COMPLIANCE WITH SECTION 16(a)
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

       Rentech's executive officers and directors are required to file reports of ownership and changes in ownership of Rentech's securities with the Securities and Exchange Commission as required under provisions of the Securities Exchange Act of 1934. Based solely on the information provided to Rentech by individual directors and executive officers, Rentech believes that during the last fiscal year all directors and executive officers have complied with the applicable filing requirements.


                         INDEPENDENT PUBLIC ACCOUNTANTS

       The board of directors has selected BDO Seidman, LLP as the independent certified public accountants to audit the books, records and accounts of Rentech for its 1999 fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

       A representative of BDO Seidman, LLP is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.


                            SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2000 must be received by Rentech on or before January 6, 2000, in order to be eligible for inclusion in Rentech's proxy statement and form of proxy. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

       Management does not know of any other matters to be brought before the annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors' recommendations on those matters.

                                  By Order of the board of directors,


                                  Ronald C. Butz, Secretary
  May 6, 1999

  PROXY                         RENTECH, INC.                         PROXY
                         1331 17th Street, Suite 720
                           Denver, Colorado 80202

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Linda D. Kansorka and Mark A. Koenig as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Rentech, Inc. held of record on April 30, 1999 by the undersigned at the annual meeting of shareholders to be held at Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado on June 16, 1999 at 9:00 a.m. local time, and at any adjournment thereof.

  1.  ELECTION OF DIRECTOR   /   /  FOR nominee listed below (except
                                    as marked to the contrary below.)

                            /   /   WITHHOLD AUTHORITY to vote for
                                    nominee listed below.

       For a three-year term to 2002 and until his successor is elected and qualified:

             Dennis L. Yakobson                John P. Diesel

          (INSTRUCTION: Mark only one box. To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       -------------------------------------------------------------------


  2. FOR / / AGAINST / / proposal to authorize the Company's board of directors of Rentech, Inc. for one year from the date of the annual meeting, to effect, in its discretion, a reverse stock split of the outstanding shares of Rentech, Inc.'s common stock on the basis of one share for each five shares outstanding at the time of the reverse stock split.

      ABSTAIN   /   /

  3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND FOR ALL OTHER PROPOSALS.

  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

       Dated:                                             , 1999
               -------------------------------------------


               -------------------------------------------------


               -------------------------------------------------
                                  Signature

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.